Exhibit 99.B2



                           AMENDED AND RESTATED BYLAWS

                                       FOR

                        PBHG INSURANCE SERIES FUND, INC.

                         Adopted Effective April 9, 1998


                                    ARTICLE I

                                     OFFICES


                  Section 1. Principal Office. The principal office of the Corporation in the State of Maryland shall be in the City of Baltimore.

                  Section 2. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Time and Place of Meetings. Meetings of the stockholders of the Corporation need not be held except as required under the general laws of the State of Maryland, as the same may be amended from time to time. Meetings of stockholders shall be held at such place within the United States designated



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by the Board of Directors and set forth in the notice of the meeting.

                  Section 2. Annual Meetings. If a meeting of the stockholders of the Corporation is required by the Investment Company Act of 1940, as amended (the "1940 Act"), to take action with respect to the election of directors, then such matter shall be submitted to the stockholders at a special meeting called for such purpose, which shall be deemed the annual meeting of stockholders for that year. In years in which no such action by stockholders is so required, no annual meeting of stockholders need be held.

                  Section 3. Special Meetings. Special meetings of stockholders may be called at any time by the chairman of the board, if any, the president or by a majority of the Board of Directors. Special meetings of stockholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of the meeting and the matters proposed to be acted on at the meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the

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meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

                  Section 4. Notice of Meetings. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by delivering such notice personally or by leaving it at each stockholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

                  Section 5. Scope of Notice. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated

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in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

                  Section 6. Quorum; Adjournment of Meetings. The presence in person or by proxy of stockholders entitled to cast thirty percent (30%) of the votes entitled to be cast at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except for any matter which by law or the charter of the Corporation requires the separate approval of one or more series or classes of stock, in which case the presence in person or by proxy of stockholders entitled to cast thirty percent (30%) of the votes of such series or class (or of such series or classes voting together as a single class) entitled to be cast on the matter shall constitute a quorum. The holders of a majority of the votes entitled to be cast at the meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or, any officer entitled to preside or act as secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.


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                  Section 7. Conduct of Stockholders Meetings. The meetings of stockholders shall be presided over by the chairman of the board or, if the chairman shall not be present or if there is no chairman, by one of the following officers who shall be present in the order stated: the president, the vice presidents in their order of rank and seniority, or a chairman elected for such purpose at the meeting. The secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary of the meeting.

                  Section 8. Voting. Except as otherwise provided by statute or the charter of the Corporation, each stockholder of record having voting power shall be entitled at each meeting of the stockholders to one vote for each share (and a fractional vote for each fractional share) of stock outstanding in such holder's name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 13 of this Article II. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each vote may be cast for as many individuals as there are directors to be elected and for whose election the vote is entitled to be cast. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless

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more than a majority of the votes cast is required by statute or by the charter of the Corporation.

                  Section 9. Proxies. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his duly authorized agent. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the proxy or causing the stockholder's signature to be affixed to the proxy by any reasonable means, including facsimile signature. The stockholder also may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization or other person authorized by the person who will act as proxy to receive the transmission. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is coupled with an interest.

                  Section 10. Voting of Stock by Certain Holders.

                  (a) Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to

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be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person, who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

                  (b) Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of votes that may be cast at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of votes that may be cast at any given time.

                  (c) The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of

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certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

                  Section 11. Inspectors.

                  (a) At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

                  (b) Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the

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inspectors. The report of the inspector or inspectors on the number of votes represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                  Section 12. Voting by Ballot. If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these Bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the dollar value of shares voted.

                  Section 13. Fixing of Record Date. The Board of Directors may set a record date for the purpose of making any proper determination with respect to stockholders, including determining which stockholders are entitled to notice of and to vote at a meeting or by consent, to receive a dividend or be allotted other rights. The record date may not be prior to the close of business on the date the record date is fixed and shall not be more than ninety (90) days before the date on which the action requiring the determination is taken. In the case of a meeting of stockholders, the record date shall be at least ten (10) days before the date of the meeting. Only stockholders of record on such date shall be entitled to notice of and to vote at

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such meeting or by consent or to receive such dividends or rights, as the case may be.

                  Section 14. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the charter of the Corporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and all powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by law, the charter of the Corporation or these Bylaws.


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                  Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be less than three nor more than fifteen except that the Corporation shall have at least one director if there is no stock outstanding, and, if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be stockholders.

                  Section 3. Election and Term of Directors. Directors shall be elected annually, by written ballot at the annual meeting of stockholders or a special meeting held for that purpose; provided, however, that if no annual meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 1 of Article II of these Bylaws, directors shall be elected at the next annual meeting held. The term of office of each director shall be from the time of his election and qualification until the election of directors next succeeding his election and until his successor is elected and qualifies.

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                  Section 4. Resignation. A director of the Corporation may
resign at any time by giving written notice of his resignation to the board or the chairman of the board, if any, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5. Removal of Directors. Any director of the Corporation may be removed in accordance with the charter of the Corporation.

                  Section 6. Vacancies. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on the Board of Directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.


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                  Section 7. Place of Meeting. The directors may hold their
meetings and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation, or at any place as they may from time to time determine; and in the case of meetings, as shall be specified in the respective notices of such meetings.

                  Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the directors may from time to time determine.

                  Section 9. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, if any, the president or by two or more directors by oral, telegraphic, telephonic or written notice duly given to each director not less than one business day before such meeting or sent or mailed to each director not less than three business days before such meeting.

                  Section 10. Quorum.

                  (a) One-third of the directors then in office (but in no event less than two directors) shall constitute a quorum of the Board of Directors for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice until a

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quorum shall be attained. If, pursuant to law, the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

                  (b) The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

                  Section 11. Voting. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, except as may be otherwise specifically provided by applicable law, the charter of the Corporation or these Bylaws.

                  Section 12. Telephone Meetings. The members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

                  Section 13. Executive Committee. The Board of Directors may appoint an Executive Committee consisting of one or

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more directors. Between meetings of the Board of Directors, the Executive
Committee, if any, shall have and may exercise any or all of the powers of the Board of Directors, except (a) as otherwise provided by law and (b) the power to increase or decrease the size of, or fill vacancies on, the Board of Directors. The Executive Committee may determine its own rule of procedure, and may meet when and as the Executive Committee determines, or when directed by resolution of the Board of Directors. The presence of a majority of the Executive Committee shall constitute a quorum. The Board of Directors shall have the power at any time to change the members and powers of, to fill vacancies on, and to dissolve the Executive Committee. In the absence of any member of the Executive Committee, the members present at a meeting, whether or not they constitute a quorum, may appoint a director to act in place of such absent member.

                  Section 14. Other Committees. The Board of Directors may appoint other committees, which shall in each case consist of such number of directors (not less than one), which shall have and may exercise such powers as the Board of Directors may from time to time determine, subject to applicable law. A majority of all members of any such committee may determine its action, and the time and place of its meetings, unless the Board of Directors shall provide otherwise. The Board of Directors shall have the power at any time to change the members and powers of, to fill vacancies on, and to dissolve any such committee. In

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the absence of any member of such committee, the members present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of such absent member.

                  Section 15. Informal Action by Directors. Except to the extent otherwise specifically prohibited by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a consent in writing to such action is signed by all members of the board or such committee, and such written consent is filed with the minutes of proceedings of the board or such committee.

                  Section 16. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

                  Section 17. Valuation Procedures. The Board of Directors shall not exercise the power set forth in Section 5.9 of the charter of the Corporation to require, in the event of a net loss with respect to shares of the Corporation from time to time, for automatic pro rata capital contributions from each stockholder in amounts sufficient to maintain a designated constant share value. This Bylaw provision may only be amended

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by a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

                  Section 18. Independent and Disinterested Directors. A director of the Corporation who with respect to the Corporation is not an interested person, as defined in the 1940 Act, shall be deemed to be independent and disinterested when making any determination or taking any action as a director of the Corporation.

                                   ARTICLE IV
                         OFFICERS, AGENTS AND EMPLOYEES

                  Section 1. General Provisions. The Board of Directors shall elect the executive officers of the Corporation, which shall include a president, a secretary and a treasurer and may include a chairman of the board, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. The chairman of the board, if any, shall be selected from among the directors. The Board of Directors may also in its discretion appoint assistant vice presidents, assistant secretaries, assistant treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Directors may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Corporation

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in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

                  Section 2. Term of Office. Unless otherwise specifically determined by the Board of Directors, the officers shall serve at the pleasure of the Board of Directors. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board of Directors may remove any officer of the Corporation at any time with or without cause.

                  Section 3. President. The president shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall generally manage the business and affairs of the Corporation. If there is no chairman of the board, or if the chairman of the board has been appointed but is absent, the president shall, if present, preside at all meetings of the stockholders and the Board of Directors.

                  Section 4. Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the stockholders and the Board of Directors, if the chairman of the board is present. The chairman of the board shall have such other powers and duties as shall be determined by the Board of Directors, and shall undertake such other assignments as may be requested by the president.

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                  Section 5. Other Officers. The chairman of the board or one or more vice presidents shall have and exercise such powers and duties of the president in the absence or inability to act of the president, as may be assigned to them, respectively, by the Board of Directors or, to the extent not so assigned, by the president. In the absence or inability to act of the president, the powers and duties of the president not otherwise assigned by the Board of Directors or the president shall devolve upon the chairman of the board, or in the chairman's absence, the vice presidents in the order of their election.

                  Section 6. Secretary. The secretary shall have custody of the seal of the Corporation, and shall keep the minutes of the meetings of the stockholders, the Board of Directors and any committees thereof, and shall issue all notices of the Corporation. The secretary shall have charge of the stock records and such other books and papers as the Board of Directors may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Directors.

                  Section 7. Treasurer. The treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Directors may

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determine. The treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of duties in such form as the Board of Directors may require.

                                    ARTICLE V
                         CHECKS, DEPOSITS AND CUSTODIANS

                  Section 1. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

                  Section 2. Deposits. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors may from time to time determine.

                  Section 3. Custodians. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

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                                   ARTICLE VI
                                      STOCK

                  Section 1. Certificates. Stock certificates shall not be issued unless authorized by the Board of Directors. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 2-211 of the Maryland General Corporation Law.

                  Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder(s) thereof, in person or by such holder's duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature(s) as the Corporation or its agents may reasonably require. In the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

                  Section 3. Stock Ledgers. The stock ledger of the Corporation, which may be maintained by means of computer

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systems, containing the names and addresses of the stockholders and the number and class or series of any class of shares of stock held by them, respectively, and the dates when they became record owners thereof, shall be kept at the principal offices of the Corporation, or if the Corporation has appointed a transfer agent, at the offices of such transfer agent.

                                   ARTICLE VII
                                   FISCAL YEAR

                  The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation.

                                  ARTICLE VIII
                                      SEAL

                  Section 1. Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

                  Section 2. Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent

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to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE IX
                     INDEMNIFICATION AND ADVANCE OF EXPENSES

                  Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who, while serving as directors or officers, also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, real estate investment trust, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided for by this Article shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross

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negligence or reckless disregard of the duties involved in the conduct of such person's office ("disabling conduct").

                  Section 2. Advances. The Corporation shall advance payment to any current or former director or officer of the Corporation for reasonable expenses incurred in connection with any proceeding in which the individual is made a party by reason of service as a director or officer in the manner and to the fullest extent permissible under the Maryland General Corporation Law upon receipt by the Corporation of a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the requisite standard of conduct has not been met. In addition, at least one of the following conditions must be satisfied: (a) the individual shall provide security in form and amount acceptable to the Corporation for the foregoing undertaking, (b) the Corporation shall be insured against losses arising by reason of the advance, or (c) a majority of a quorum of directors of the Corporation who are neither interested persons, as defined in Section 2(a)(19) of the 1940 Act, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to

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believe that the person seeking indemnification will ultimately be found to meet the requisite standard of conduct.

                  Section 3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by, (i) the vote of a majority of a quorum of disinterested non-party directors, or (ii) an independent legal counsel in a written opinion.

                  Section 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the 1940 Act.


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                  Section 5. Other Rights. The Board of Directors may make
further provision consistent with law for indemnification and advancement of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided for by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance, other agreement, resolution of stockholders or disinterested non-party directors, or otherwise.

                  Section 6. Subsequent Changes to Law. References in this Article are to the Maryland General Corporation Law and to the 1940 Act as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding occurring prior to such amendment.

                                    ARTICLE X
                                WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of

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such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XI
                               AMENDMENT OF BYLAWS

                  Except with respect to Section 17 of Article III of these Bylaws which may only be amended as provided therein, the Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

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